Exhibit 99

CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report (“Operating Report”) contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods or the periods covered in the Company’s reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

As previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in federal court in Chicago alleging, among other things, that the Company’s public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC’s complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties regarding the Company’s financial condition and financial accounting. The Company filed the report of the independent examiner with the SEC on September 12, 2003.

In addition, the Company’s outside auditors, KPMG LLP, advised the Company that they would not be able to complete the audit of the Company’s 2002 financial statements and reviews of the Company’s quarterly financial statements until the Company was able to provide the required officer certifications and KPMG LLP had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment.

The Company is filing its monthly operating report for the four weeks ended August 23, 2003. However, the 2002 historical financial statements, which were utilized to develop this report, have not been audited and, accordingly, the Company cannot give any assurance that the financial information contained herein will not be subject to future adjustment. In addition, the Company’s pending bankruptcy case or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements or disclosures included in this report. Future events may also result in adjustments to the financial statements or disclosures.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK
x

In re:		Chapter 11 Case No.

SPIEGEL, INC., et al.		03-11540 (CB)

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM JULY 27, 2003 TO AUGUST 23, 2003

DEBTORS’ ADDRESS:	SPIEGEL, INC.	.
3500 LACEY ROAD
DOWNERS GROVE, IL 60515

DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS
DEBTOR SUBSIDIARIES (IN THOUSANDS): $151,834

DEBTORS’ ATTORNEYS:	SHEARMAN & STERLING
599 LEXINGTON AVE
NEW YORK, NY 10022

CONSOLIDATED OPERATING LOSS
	(IN THOUSANDS):	$38,671

REPORT PREPARER:	SPIEGEL, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.

/s/ JIM PEKAREK
Jim Pekarek Vice President-Corporate Controller

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

SPIEGEL, INC. AND SUBSIDIARIES

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidated Balance Sheet

August 23, 2003

(unaudited)

($000s omitted, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$58,872
Receivables, net	47,800
Inventories	355,129
Prepaid expenses	59,888
Refundable income taxes	1,724

Total current assets	523,413

Property and equipment, net	247,431
Intangible assets, net	135,721
Other assets	33,832

Total assets	$940,397

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$279,888
Current portion of long-term debt	48,000
Net liabilities of discontinued operations	8,411

Total current liabilities	336,299

Liabilities subject to compromise	1,439,450
Total liabilities	1,775,749

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010
Additional paid-in capital	329,489
Accumulated other comprehensive loss	(26,900)
Accumulated deficit	(1,269,896)

Total stockholders’ deficit	(835,352)

Total liabilities and stockholders’ deficit	$940,397

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Operations

(unaudited)

($000s omitted)

Four Weeks Ended August 23, 2003
Net sales and other revenues:
Net sales	$104,381
Finance revenue	—
Other revenue	9,871

114,252
Cost of sales and operating expenses:
Cost of sales, including buying and occupancy expenses	70,463
Selling, general and administrative expenses	61,793

132,256
Estimated income of non-debtors	424
Operating loss	(17,580)
Interest expense	435

Loss from operations before reorganization items	(18,015)

Reorganization items, net	20,656

Loss from operations before income taxes	(38,671)

Income tax benefit	—

Net loss from operations	$(38,671)

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Cash Flows

(unaudited)

($000s omitted)

Four Weeks Ended August 23, 2003
Cash flows from operating activities:
Net loss	$(38,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Reorganization items, net	20,656
Depreciation and amortization	3,408
Change in assets and liabilities:
Decrease in receivables, net	488
Increase in investments/advances to non-debtors	(739)
Increase in inventories	(10,047)
Increase in prepaid expenses	(6,998)
Increase in accounts payable and other accrued liabilities	2,437
Increase in refundable income taxes	(91)

Net cash used in operating activities	(29,557)

Net cash used for reorganization items	(2,949)

Cash flows from investing activities:
Net additions to property and equipment	(477)
Net increase to other assets	(316)

Net cash used in investing activities	(793)

Cash flows from financing activities:
Issuance of debt	—
Payment of debt	—
Contribution from minority interest of consolidated subsidiary	—

Net cash provided by financing activities	—

Effect of exchange rate changes on cash	(246)

Net change in cash and cash equivalents	(33,545)
Cash and cash equivalents at beginning of period	92,193

Cash and cash equivalents at end of period	$58,648

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Notes to Consolidated Financial Statements

(unaudited)

($000s omitted, except per share amounts)

(1) Proceedings under Chapter 11 of the Bankruptcy Code

In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company’s operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700,000, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial covenants and other covenants on its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank (“FCNB”) notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company’s asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company’s operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption “In re: Spiegel, Inc., et al. Case No. 03-11540 (CB).” Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

The following material subsidiaries were not included in the Chapter 11 case: FCNB, First Consumers Credit Corporation (FCCC), Financial Services Acceptance Corporation (FSAC) and Spiegel Acceptance Corporation (SAC). As a result of the Company’s decision in the fourth quarter of fiscal 2001 to sell the bankcard segment, the assets and liabilities of FCNB, FCCC and FSAC, the Company’s subsidiaries included in its bankcard segment, were reflected as discontinued operations in the Company’s financial statements beginning in the fourth quarter of fiscal 2001. As discussed below, the Company’s special purpose bank, FCNB, began a formal liquidation in fiscal 2003 under the terms of a pre-existing disposition plan agreed to with the Office of the Comptroller of the Currency (the “OCC”). The assets of SAC at August 23, 2003 consist primarily of cash and other receivables. The liabilities of SAC consist primarily of amounts owed to credit card customers and amounts owed to the trust.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the “DIP Facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount, which was later reduced to $350 million. The DIP Facility will be used to supplement the Company’s existing cash flow during the reorganization process.

Funds available under the DIP Facility and total outstanding cash borrowings as of August 23, 2003 were $192.4 million and $0 million, respectively. The Company had $0.5 million in letters of credit outstanding as of August 23, 2003.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the bankruptcy court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

The matters discussed above raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statements of operations. Cash used for reorganization items is disclosed separately in the unaudited consolidated statements of cash flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders’ deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

In July 2003, the Company received bankruptcy court approval to implement a Key Employee Retention Plan (“KERP”), which provides cash incentives to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process. As of August 23, 2003 the Company has implemented the KERP plan.

The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold.

(2) Basis of Presentation

The Company has filed its financial statements as of August 23, 2003 and for the four weeks ended August 23, 2003. The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. All financial information contained in this report is unaudited and the Company can give no assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company has not yet determined whether the conclusions reached in the independent examiners report will require any adjustments to the Company’s financial statements. In addition, the reorganization process or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements included in this report.

The consolidated financial statements include the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company is in the process of liquidating its bankcard business and has reflected the bankcard business as a discontinued operation. FCNB submitted a liquidation plan to the OCC and has begun its formal liquidation. In addition, in March 2003 the Company also discontinued charging privileges on all of its private-label credit cards. On or about June 25, 2003, Cardworks, the parent company of Cardholder Management Services (“CMS”) was appointed the successor servicer for the private-label receivables portfolio related to the discontinued private-label cards and has assumed servicing responsibilities. FCNB has been informed that The Bank of New York, as securitization trustee, appointed First National Bank of Omaha as the successor servicer for the bankcard receivables portfolio on or about June 25, 2003.

The merchant companies have issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company has determined to cease issuing new private-label credit cards internally and has stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables, which had a balance of approximately $5 million, for approximately $4 million to First National Bank of Omaha. On April 28, 2003, the Company announced that it had entered into a ten-year agreement with Alliance Data Systems (“Alliance Data”), the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Services provided by Alliance Data under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program is separate from and has no relation to the Company’s existing or prior credit card programs. Alliance Data began issuing cards under this program in May 2003.

The Company is charged a customary fee on all credit transactions with Alliance Data . In addition, payments to the Company for customer purchases made with their Alliance Data-issued cards are subject to a 20% “holdback”. The holdback currently equals 20% of the principal portion of the receivable balance for Spiegel accounts financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its operating expenses and principal balance write-offs in connection with customers’ failure to pay their credit card accounts under certain circumstances, including cessation of the Company’s business or termination of the agreement or its funding arrangement. The agreement also contains certain restrictions limiting the Company’s ability to make significant changes to its operations. Upon the Company’s emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated if the Company satisfies certain financial criteria. The Company has recorded the holdback, which approximates $3.7 million as of August 23, 2003, as a receivable in the consolidated balance sheet. As of August 23, 2003, a reserve was not recorded against this receivable as the Company believes that the balance is collectible. The Company will assess the collectability of the receivable balance each period based upon the collection rates on the credit cards and the likelihood that the Company will emerge from Chapter 11 and will be able to meet the financial criteria contained in the agreement. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

(3) Liabilities Subject to Compromise

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the August 23, 2003 balance sheet as “Liabilities subject to compromise.”

Liabilities subject to compromise consist of the following:

August 23, 2003
Debt	$1,252,857
Trade payables	123,036
Salaries, wages and employee benefits	1,584
Other liabilities	61,973

Total liabilities subject to compromise	$1,439,450

Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management’s attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

(4) Reorganization Items, net:

The net expense resulting from the Company’s Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the four weeks ended August 26, 2003:

Asset impairments	$8,096
Professional fees	1,583
Interest income	(62)
Lease rejection	9,612
Other	1,428

$20,656

Schedule 1

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidating Balance Sheet

August 23, 2003

(unaudited)

($000s omitted, except share and per share amounts)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$58,648	$51,381	$(51,157)	$58,872
Receivables, net	47,139	991	(330)	47,800
Inventories	355,129	—	—	355,129
Prepaid expenses	59,888	—	—	59,888
Refundable income taxes	1,724	—	—	1,724
Deferred income taxes	—	12,527	(12,527)	—

Total current assets	522,528	64,899	(64,014)	523,413

Investments in and advances to/from affiliates, net	(1,731)	(627,913)	629,644	—
Property and equipment, net	247,431	—	—	247,431
Intangible assets, net	135,721	—	—	135,721
Other assets	26,095	26,234	(18,497)	33,832

Total assets	$930,044	$(536,780)	$547,133	$940,397

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$258,816	$80,237	$(59,165)	$279,888
Current portion of long-term debt	48,000	—	—	48,000
Net liabilities of discontinued operations	19,130	—	(10,719)	8,411

Total current liabilities	325,946	80,237	(69,884)	336,299

Long-term debt, excluding current portion	—	100	(100)	—
Deferred income taxes	—	12,527	(12,527)	—

Total liabilities not subject to compromise	325,946	92,864	(82,511)	336,299

Liabilities subject to compromise	1,439,450	—	—	1,439,450
Total liabilities	1,765,396	92,864	(82,511)	1,775,749

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945	—	—	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010	26,247	(26,247)	117,010
Additional paid-in capital	329,489	255,093	(255,093)	329,489
Accumulated other comprehensive loss	(26,900)	—	—	(26,900)
Accumulated deficit	(1,269,896)	(910,984)	910,984	(1,269,896)

Total stockholders’ deficit	(835,352)	(629,644)	629,644	(835,352)

Total liabilities and stockholders’ deficit	$930,044	$(536,780)	$547,133	$940,397

Schedule 2

Spiegel, Inc. and Debtor Subsidiaries

Cash Disbursements

For the Period from July 27 to August 23, 2003

Unaudited

($000s omitted)

	Spiegel Catalog	Newport News	Spiegel Marketing Corp.	Spiegel Group Teleservices U.S.	Spiegel Group Teleservices Canada	Eddie Bauer	Eddie Bauer Canada	DFS	Spiegel Mgmt.	Spiegel, Inc.	Gemini Credit Services	Total
Disbursements
Refunds to FCNB	—	—	—	—	—	—	—	—	—	—	—	—
Accounts Payable	(5,929)	(3,002)	—	(108)	—	(23,621)	—	(2,583)	—	(4,611)	—	(39,854)
Merchandise Payments	(3,318)	(6,177)	—	—	—	(11,642)	(607)	—	—	—	—	(21,744)
Otto Payments	(944)	(1,082)	—	—	—	(30,432)	(2,261)	—	—	—	—	(34,719)
Payroll	(1,077)	(1,779)	—	(2,737)	—	(11,896)	—	(1,861)	—	(3,033)	—	(22,383)
Taxes	—	—	—	—	—	(3,927)	(290)	—	—	—	—	(4,217)
Bonus	—	—	—	—	—	—	—	—	—	—	—	—
Transportation	(202)	(458)	—	—	—	(837)	(85)	—	—	—	—	(1,582)
Postage	(3,490)	(3,611)	—	—	—	(2,851)	—	(995)	—	—	—	(10,947)
US Customs	(1,000)	(725)	—	—	—	(1,522)	(61)	—	—	—	—	(3,308)
Rent	(1,025)	(155)	—	(139)	—	—	(1,153)	—	—	—	—	(2,472)
Group Insurance	—	—	—	—	—	—	(25)	—	—	(2,871)	—	(2,896)
Professional Fees	—	—	—	—	—	—	—	—	—	—	—	—
Pre-Petition Payments	—	—	—	—	—	—	—	—	—	—	—	—
Deposits	—	—	—	—	—	—	—	—	—	—	—	—
Other	(286)	(2,703)	(2)	(118)	(152)	3,556	(109)	—	(4,611)	(3,080)	(46)	(7,551)
Debt Interest and Fees	—	—	—	—	—	—	—	—	—	(161)	—	(161)

	(17,271)	(19,692)	(2)	(3,102)	(152)	(83,172)	(4,591)	(5,439)	(4,611)	(13,756)	(46)	(151,834)

Schedule 3

Spiegel, Inc. and Debtor Subsidiaries

Additional Information

For the Period from July 27 to August 23, 2003

(unaudited)

($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld

All wages and salaries paid (GROSS) or incurred:							$19,737

The amount of payroll taxes withheld:
Federal (FIT, FICA, FUTA)							$3,547
State (SIT, SUI)							564
Local Taxes							87
State Disability (SDI/UC)							10

The amount of employer payroll tax contributions incurred:
FICA							$1,351

Gross taxable sales							$104,381
Sales tax collected							7,191
Property taxes							5
Any other taxes							233

Date and amount paid over to each taxing agency for taxes:

Date	Federal		State	Local		State Disability
07/29/2003	$		$142	$		$
07/30/2003			2
07/31/2003		71	1		26
08/01/2003		396	37
08/04/2003		1,700	102		1		4
08/05/2003			28		11
08/06/2003			40
08/07/2003			5		9
08/08/2003			42
08/14/2003			26
08/15/2003		337	92		2
08/18/2003		1,511	128				4
08/19/2003			37
08/20/2003			33